EXHIBIT 99


                  Family Dollar Reports March Sales

    MATTHEWS, N.C.--(BUSINESS WIRE)--April 12, 2007--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the five weeks ended April 7, 2007, increased 9.6% to approximately $651.4 million from $594.3 million for the comparable five-week period ended April 8, 2006. Sales increases for the five-week period were the strongest in toys, food and apparel; sales of home products were soft. Comparable store sales for the five-week period ended April 7, 2007, increased 5.8% when compared with sales for the similar five-week period last year. The Company had 6,339 stores as of April 7, 2007, including 22 new stores opened in the fiscal March period.

                                                            Comparable
                                                     Total    Store
                                            Sales     Sales    Sales
                                          (millions) Change   Change
                                          ----------------------------
March 2007                                   $651.4    9.6%       5.8%
Year-to-date                               $4,199.1    5.8%       1.4%

    Outlook

    Reflecting that Easter this year was one week earlier than last year, the Company expects that comparable store sales in the four-week period ending May 5, 2007, will decrease slightly from the similar period in the prior year.

    Cautionary Statements

    Certain statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

    -- competitive factors and pricing pressures, including energy prices,

    -- changes in economic conditions,

    -- the impact of acts of war or terrorism,

    -- changes in consumer demand and product mix,

    -- unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations,

    -- the impact of inflation,

    -- merchandise supply and pricing constraints,

    -- success of merchandising and marketing programs,

    -- the Company's ability to successfully execute its ongoing operational functions,

    -- general transportation or distribution delays or interruptions,

    -- dependence on imports,

    -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

    -- success of new store opening programs,

    -- costs and delays associated with building, opening and operating new distribution facilities and stores,

    -- costs and/or failure to achieve results associated with the implementation of programs, systems and technology, including merchandising and supply chain processes, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals,

    -- changes in food and energy prices and their impact on consumer spending and the Company's costs,

    -- the Company's ability to attract and retain employees,

    -- changes in state or federal laws or regulations, including the effects of legislation and regulations on wage levels and entitlement programs.

    Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

    About Family Dollar Stores, Inc.

    With more than 6,300 stores in a 44-state area ranging northwest to Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States. Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years. Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.

    CONTACT: Family Dollar Stores, Inc.
             Kiley F. Rawlins, CFA, 704-849-7496
             Divisional Vice President
             http://www.familydollar.com